77Q1.           Exhibits

           (e)  Amended Investment Advisory Contracts

                (i)   Advisory Agreement with Touchstone Advisors, Inc.

                (ii) Sub-Advisory Agreement with Todd Investment Advisors, Inc. for the Touchstone Conservative ETF Fund

                (iii) Sub-Advisory Agreement with Todd Investment Advisors, Inc.
                      for the Touchstone Moderate ETF Fund

                (iv) Sub-Advisory Agreement with Todd Investment Advisors, Inc. for the Touchstone Aggressive ETF Fund

                (v) Sub-Advisory Agreement with Todd Investment Advisors, Inc. for the Touchstone Enhanced ETF Fund.

                                 AMENDMENT NO. 6
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
         TOUCHSTONE ADVISORS, INC. AND TOUCHSTONE VARIABLE SERIES TRUST

      This Amendment No. 6 to Investment Advisory Agreement is dated as of July 19, 2004 and amends the Investment Advisory Agreement (the "Advisory Agreement") dated as of January 1, 1999, as amended, made by and between Touchstone Advisors, Inc., an Ohio corporation (the "Advisor"), and Touchstone Variable Series Trust, a Massachusetts business trust created pursuant to a Declaration of Trust dated February 7, 1994 (the "Trust").

      WHEREAS, the Advisor acts as investment advisor to the Trust pursuant to the Advisory Agreement; and

      WHEREAS, the Trust's Board of Trustees has approved the addition of the Touchstone Conservative ETF Fund, the Touchstone Moderate ETF Fund, the Touchstone Aggressive ETF Fund and the Touchstone Enhanced ETF Fund;

      NOW, THEREFORE, Schedule 1 to the Advisory Agreement is hereby amended, effective as of July 19, 2004, to read as set forth in Exhibit A to this Amendment,

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered in their names and on their behalf as of the day and year first above written.

                                         TOUCHSTONE VARIABLE SERIES TRUST

                                         By: /s/ Jill T. McGruder
                                            ------------------------------------
                                            Jill T. McGruder, President


                                         TOUCHSTONE ADVISORS, INC.

                                         By:/s/ James H. Grifo
                                            ------------------------------------
                                            James H. Grifo, President

                                                 Exhibit A to Amendment No. 6 to
                                                 Investment Advisory Agreement

                                   SCHEDULE 1

Touchstone Emerging Growth Fund          0.80% of average daily net assets

Touchstone Growth & Income Fund          0.80% on the first $150 million of
                                         average daily net assets and 0.75% on
                                         such assets in excess of $150 million

Touchstone Balanced Fund                 0.80% on the first $100 million of
Touchstone Third Avenue Value Fund       average daily net assets; 0.75% on the

                                         next $100 million of average daily net
                                         assets; 0.70% on the next $100 million
                                         of average daily net assets; and 0.65%
                                         of such assets in excess of $300
                                         million.

Touchstone Core Bond Fund                0.55% on the first $100 million of
                                         average daily net assets; 0.50% on the
                                         next $100 million of average daily net
                                         assets; 0.45% on the next $100 million
                                         of average daily net assets; and 0.40%
                                         of such assets in excess of $300
                                         million.

Touchstone Value Plus Fund               0.75% on the first $100 million of
Touchstone Eagle Capital                 average daily net assets; 0.70% on the
Appreciation Fund                        next $100 million of average daily net
                                         assets; 0.65% on the next $100 million
                                         of average daily net assets; and 0.60%
                                         of such assets in excess of $300
                                         million.

Touchstone High Yield Fund               0.50% on the first $100 million of
                                         average daily net assets; 0.45% on the
                                         next $100 million of average daily net
                                         assets; 0.40% on the next $100 million
                                         of average daily net assets; and 0.35%
                                         of such assets in excess of $300
                                         million.

Touchstone Money Market Fund             0.18% of average daily net assets.

Touchstone Enhanced Dividend 30 Fund     0.65% on the first $100 million of
                                         average daily net assets; 0.60% on the
                                         next $100 million of average daily net
                                         assets; 0.55% on the next $100 million
                                         of average daily net assets; and 0.50%
                                         of such assets in excess of $300
                                         million.

Touchstone Baron Small Cap Fund          1.05% of average daily net assets.

Touchstone Conservative ETF Fund         0.40% on the first $50 million of
Touchstone Moderate ETF Fund             average daily net assets; 0.38% on the
Touchstone Aggressive ETF Fund           next $50 million of average daily net
Touchstone Enhanced ETF Fund             assets; and 0.36% of such assets in
                                         excess of $100 million.